AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2022.
Registration No. 333-263248

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROFOUND MEDICAL CORP.
(Exact name of Registrant as specified in its charter)

Ontario, Canada	3841	N/A
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No., if applicable)
2400 Skymark Avenue, Unit 6
Mississauga, Ontario
Canada, L4W 5K5
(647) 476-1350
(Address and telephone number of Registrant’s principal executive offices)

Profound Medical (U.S.) Inc.
9160 Forum Corporate Parkway, Suite 359
Fort Myers, Florida
33905
(647) 476-1350
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Rashed Dewan, Chief Financial Officer 2400 Skymark Avenue, Unit 6 Mississauga, Ontario Canada, L4W 5K5 (647) 476-1350	Christopher R. Bornhorst, Esq. Torys LLP 1114 Avenue of the Americas 23rd Floor New York, New York 10036 (212) 880-6000	Michael Pedlow Torys LLP 525-8th Avenue S.W 46th Floor Calgary Alberta T2P 1G1 (403) 776-3700

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box):
A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on at (designate a time not sooner than seven calendar days after filing).
	2.	☐
pursuant to Rule 467(b) on               at               (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on               .

	3.	☒
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.   ☒
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
This short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except where an exemption from such delivery requirements is available.
A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. The securities may not be offered or sold in the United States prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell in any U.S. state where the offer or sale is not permitted.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada.Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Profound Medical Corp. at 2400 Skymark Avenue, Unit 6, Mississauga, Ontario, L4W 5K5, Telephone: (647) 476-1350, and are also available electronically through the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.
SHORT FORM BASE SHELF PROSPECTUS
New Issue and Secondary Offering	March 23, 2022
PROFOUND MEDICAL CORP.
Common Shares
Warrants
Debt Securities
Subscription Receipts
Units
US$100,000,000
Profound Medical Corp. (the “Corporation” or “Profound”) may offer and issue from time to time (i) common shares of the Corporation (“Common Shares”); (ii) warrants to purchase Common Shares (“Warrants”); (iii) bonds, debentures, notes or other evidences of indebtedness (the “Debt Securities”); (iv) subscription receipts, each of which, once purchased, entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share and/or other securities of the Corporation (“Subscription Receipts”); or (v) units (“Units”) comprised of one or more of the other securities described in this short form base shelf prospectus (the “Prospectus”) (all of the foregoing collectively, the “Securities”) or any combination thereof for up to an aggregate initial offering price of US$100,000,000 (or the equivalent thereof in other currencies) during the 25-month period that this Prospectus, including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). One or more holders of Common Shares (each, a “Selling Shareholder”) may also offer and sell Common Shares under this Prospectus. See “Selling Shareholders”. The Corporation is filing this Prospectus in connection with the concurrent filing of a U.S. registration statement on Form F-10, of which this Prospectus forms a part (the “Registration Statement”), pursuant to the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). See “Available Information”.
The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price (in the event the offering is a fixed price distribution) or the manner of determination thereof (in the event the offering is a non-fixed price distribution), including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 — Shelf Distributions (an “ATM
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Distribution”); (ii) in the case of Warrants, the number of Warrants offered, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, and any other terms specific to the Warrants being offered; (iii) in the case of Debt Securities, the specific designation of the Debt Securities, any limit on the aggregate principal amount of the Debt Securities, the currency, the maturity, the offering price, whether payment on the Debt Securities will be senior or subordinated to the other liabilities and obligations of the Corporation, whether the Debt Securities will bear interest, the interest rate or the manner of determination thereof, any interest payment date(s), covenants, events of default, any terms of redemption, any conversion or exchange rights and any other specific terms of the Debt Securities; (iv) in the case of the Subscription Receipts, the number of Subscription Receipts offered, the offering price, the terms, conditions and procedures for the conversion of such Subscription Receipts into Common Shares and/or other securities of the Corporation and any other specific terms of the Subscription Receipts; and (v) in the case of Units, the designation and terms of the Units and of the securities comprising the Units and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.
For greater certainty, sales of Common Shares may be effected under this Prospectus from time to time in one or more ATM Distributions under a Prospectus Supplement; however, no sale of Common Shares may be effected under this Prospectus by a Selling Shareholder in an ATM Distribution.
This Prospectus does not qualify for issuance of Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items or any other item or formula, or any combination or basket of the foregoing items, other than as required to provide for an interest rate that is adjusted for inflation. For greater certainty, this Prospectus may qualify for issuance of Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or a bankers’ acceptance rate, or to recognized market benchmark interest rates.
All information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus to the extent required under applicable securities laws. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.
The Corporation and the Selling Shareholder(s) may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify, if applicable, each underwriter, dealer or agent, as the case may be, engaged by the Corporation or the Selling Shareholder(s) in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the identity of the Selling Shareholder(s), if any, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Corporation or the Selling Shareholder(s) will, or expects to, receive and any other material terms of the plan of distribution.
The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices.
If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified Security in a specified market or at prices to be negotiated with purchasers. If offered on a non-fixed price basis, the compensation payable to an underwriter, dealer or agent in connection, if applicable, with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.
In connection with any offering of Securities (other than an ATM Distribution), unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those Securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. No underwriter, dealer or agent involved in an ATM Distribution of any of the Securities under a Prospectus Supplement, and no affiliate of any such underwriter, dealer or agent, and no person acting jointly or in concert with any such underwriter, dealer or agent, will
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over-allot any Securities in connection with their distribution or effect any other transaction that is intended to stabilize or maintain the market price of the Securities being distributed. See “Plan of Distribution”.
The outstanding Common Shares are listed on the Toronto Stock Exchange (“TSX”) under the symbol “PRN” and on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “PROF”. Unless otherwise specified in the applicable Prospectus Supplement, no Securities, other than Common Shares, will be listed on any securities exchange.
The head and registered office of the Corporation is located at 2400 Skymark Avenue, Unit 6, Mississauga, Ontario, L4W 5K5.
The Corporation is permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States (“MJDS”), to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective purchasers in the United States should be aware that such requirements are different from those of the United States. The financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and may not be comparable to financial statements of United States companies. The Corporation’s financial statements are subject to audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and our auditor is required to be independent with respect to the Corporation within the meaning of the Chartered Professional Accountants of Ontario Code of Professional Conduct and the Rules of the United States Securities and Exchange Commission (the “SEC”) and the requirements of PCAOB Rule 3520, Auditor Independence.
The enforcement by purchasers of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is governed by the laws of Ontario, Canada, that some or all of its officers and directors are residents of a foreign country, that some or all of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Corporation and said persons may be located outside of the United States.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
Prospective purchasers should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences for purchasers who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. Prospective purchasers should read the tax discussion contained in this Prospectus under the heading “Certain Income Tax Considerations” as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.
No securities regulatory has approved or disapproved these Securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offence.
No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.
Investing in the Securities involves certain risks. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
This Prospectus includes or incorporates by reference certain statements that are “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act and Section 21E of the Exchange Act pursuant to the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking information”). The forward-looking information in this Prospectus is presented for the purpose of providing disclosure of the current expectations of the Corporation’s future events or results, having regard to current plans, objectives and proposals, and such information may not be appropriate for other purposes. Forward-looking information may also include information regarding the Corporation’s future plans or objectives and other information that is not comprised of historical fact. Forward-looking information is predictive in nature and depends upon or refers to future events or conditions; as such, this Prospectus uses words such as “may”, “would”, “could”, “should”, “will” “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “project”, “estimate” and similar expressions (including negative and grammatical variations thereof) suggesting future outcomes or events to identify forward-looking information.
Any such forward-looking information is based on information currently available to the Corporation, and is based on assumptions and analyses made by it in light of the Corporation’s experiences and perception of historical trends, current conditions and expected future developments, as well as other factors the Corporation believes are appropriate in the circumstances, including but not limited to:
•
the Corporation’s expectations regarding commercializing its approved products (particularly the TULSA-PRO (as defined herein) system following United States Food and Drug Administration (“FDA”) clearance) and the Corporation’s ability to generate revenues and achieve profitability;

•
the Corporation’s expectations regarding the safety, efficacy and advantages of its products over its competitors and alternative treatment options;

•
the Corporation’s expectations regarding its products fulfilling unmet clinical needs and achieving market acceptance among patients, physicians and clinicians;

•
the Corporation’s expectations regarding reimbursement for its approved products from third-party payers;

•
the Corporation’s expectations regarding an out-of-pocket market for its products;

•
the Corporation’s expectations regarding its relationships with Koninklijke Philips N.V. (“Philips”) and Siemens Healthcare GmbH, and GE Healthcare (“GE”), and the Corporation’s ability to achieve compatibility of its systems with magnetic resonance imaging (“MRI”) scanners produced by other manufacturers;

•
the Corporation’s expectations regarding its ability to expand the installation of its TULSA-PRO systems in Akumin Centres outside of the State of Florida pursuant to its multi-site imaging agreement (the “Akumin Agreement”) with Akumin Inc.;

•
the Corporation’s ability to attract, develop and maintain relationships with other suppliers, manufacturers, distributors and strategic partners;

•
the Corporation’s expectations regarding its pipeline of product development, including expanding the clinical application of the Corporation’s products to cover additional indications;

•
the Corporation’s expectations regarding current and future clinical trials, including the timing and results thereof;

•
the Corporation’s expectations regarding the maintenance of the currently regulatory approvals it has received, including its compliance with the conditions under such approvals, and the receipt of additional regulatory approvals for its products and future product candidates;

•
the Corporation’s mission and future growth plans;

•
the Corporation’s ability to attract and retain personnel;

•
the Corporation’s expectations regarding its competitive position for each of its products in the jurisdictions where they are approved;

•
the Corporation’s expectations regarding the impact of COVID-19 on its business, affairs, operations, financial condition, liquidity, availability of credit and results of operations;

•
the Corporation’s ability to raise debt and equity capital to fund future product development, pursue regulatory approvals and commercialize its approved products;

•
the Corporation’s remediation plan with respect to its internal controls over financial reporting; and

•
anticipated trends and challenges in the Corporation’s business and the markets in which it operates.

Whether actual results and developments will conform with the expectations and predictions contained in the forward-looking information is subject to a number of risks and uncertainties, many of which are beyond the Corporation’s control, and the effects of which can be difficult to predict. Factors that could cause actual results or events to differ materially from those described in the forward-looking information include, but are not limited to, those that are described under the heading “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference herein, such as:
•
risks related to the Corporation’s limited operating history and history of net losses;

•
risks related to the Corporation’s liquidity and financing needs;

•
risks related to the Corporation’s ability to commercialize its approved products, including realizing the anticipated benefits of its commercial agreement with RadNet Inc., the Akumin Agreement and its co-development agreement with GE, expanding the Corporation’s sales and marketing capabilities, increasing the Corporation’s manufacturing and distribution capacity, increasing reimbursement coverage for the Corporation’s approved products and achieving and maintaining market acceptance for its products;

•
risks related to the regulation of the Corporation’s products, including in connection with obtaining regulatory approvals as well as post-marketing regulation;

•
risks related to the Corporation’s successful completion of clinical trials with respect to its products and future product candidates;

•
risks related to managing growth, including in respect of obtaining additional funding and establishing and maintaining collaborative partnerships, to achieve the Corporation’s goals;

•
risks related to competition that may impact market acceptance of the Corporation’s products and limit its growth;

•
risks relating to fluctuating input prices and currency exchange rates;

•
risks related to the reimbursement models in relevant jurisdictions that may not be advantageous;

•
risks related to reliance on third parties, including the Corporation’s collaborative partners, manufacturers, distributors and suppliers, and increasing the compatibility of its systems with MRI scanners;

•
risks related to intellectual property, including license rights that are key to the Corporation’s business;

•
the extent and impact of COVID-19 and the related response from the Corporation, government (federal, provincial, municipal and state) and regulatory authorities; and

•
risks related to the loss of key personnel.

In evaluating any forward-looking information contained in this Prospectus and the documents incorporated by reference herein, the Corporation cautions readers not to place undue reliance on any such forward-looking information. Unless otherwise required by applicable securities laws, the Corporation does not intend, nor does it undertake any obligation, to update or revise any forward-looking information contained, or incorporated by reference, in this Prospectus to reflect subsequent information, events, results, circumstances or otherwise. Additional information about these assumptions and risks and uncertainties is contained in the Corporation’s filings with securities regulators, which are available on SEDAR at www.sedar.com.

FINANCIAL INFORMATION
All dollar amounts set forth in this Prospectus and in the documents incorporated by reference herein are in United States dollars unless otherwise indicated, references to “dollars”, or “$” are to United States dollars and all references to “C$” are to Canadian dollars. All financial information in this Prospectus and in the documents incorporated by reference herein has, unless stated otherwise, been derived from the financial statements presented in accordance with IFRS, which differs from United States generally accepted accounting principles.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of the Corporation at 2400 Skymark Avenue, Unit 6, Mississauga, Ontario, L4W 5K5, Telephone: (647) 476-1350. In addition, copies of the documents incorporated herein by reference may be obtained from the securities commissions or similar authorities in Canada through SEDAR at www.sedar.com. Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.
The following documents of the Corporation, which have been filed with Canadian securities commissions or similar authorities in Canada, and filed as exhibits to the Registration Statement, are specifically incorporated by reference in, and form an integral part of, this Prospectus:
(a)
the annual information form of the Corporation for the year ended December 31, 2021 dated March 3, 2022;

(b)
the audited consolidated financial statements of the Corporation as at December 31, 2021 and 2020 and for the years then ended and the related notes and the Report of Independent Registered Public Accounting Firm (the “Annual Financial Statements”);

(c)
the management’s discussion and analysis of financial condition and results of operations of the Corporation for the financial years ended December 31, 2021 and December 31, 2020 (the “Annual MD&A”); and

(d)
the management information circular of the Corporation dated April 9, 2021 in connection with the Corporation’s annual meeting of shareholders held on May 19, 2021.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument  44-101 — Short Form Prospectus Distributions (other than confidential material change reports, if any) filed by the Corporation with the securities commissions or similar regulatory authorities in Canada after the date of this Prospectus and all Prospectus Supplements, disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. In addition, any “template version” of “marketing materials” (as defined in National Instrument 41-101 — General Prospectus Requirements) filed after the date of a Prospectus Supplement and prior to the termination of the offering of Securities to which such Prospectus Supplement relates, shall be deemed to be incorporated by reference into such Prospectus Supplement. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and prospective purchasers of Securities should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.
Upon a new annual information form and related annual consolidated financial statements being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements, and in each case the accompanying management’s discussion and analysis, any information circular (other than relating to an annual meeting of shareholders of the Corporation) filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed and material change reports filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new information circular relating to an annual meeting of shareholders of the Corporation being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, the information circular for the previous annual meeting of shareholders of the Corporation shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.
In addition, any document or information included in any report on Form 6-K or Form 40-F (or any respective successor form) that is filed with or furnished to the SEC, as applicable, pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) after the date of this Prospectus, shall be deemed to be incorporated by reference in the Registration Statement (in the case of Form 6-K, if and to the extent such incorporation by reference is expressly set forth therein).
A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus to the extent required under applicable securities laws. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been, or will be, filed with the SEC as part of the Registration Statement: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consents of PricewaterhouseCoopers LLP and Torys LLP; (3) the form of Debt Indenture (as defined below) for any Debt Securities that may be offered hereunder; and (4) powers of attorney from certain of the Corporation’s directors and officers. A copy of the underwriting agreement for offerings under this Prospectus, and, as applicable, the warrant indenture for offerings of Warrants, the subscription receipt agreement for offerings of Subscription Receipts, any unit agreement for offerings of Units, and/or any supplemental indenture to the Debt Indenture and/or form of note for offerings of Debt Securities, will be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
AVAILABLE INFORMATION
The Corporation is subject to the information requirements of applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the applicable securities regulators in Canada. A prospective purchaser may also read and download any public document that the Corporation has filed with the Canadian securities regulatory authorities under the Corporation’s profile on the SEDAR at www.sedar.com. The Corporation’s Internet site can be found at http://www.profoundmedical.com. The information on the Corporation’s website is not incorporated by reference into this Prospectus and should not be considered a part of this Prospectus, and the reference to the Corporation’s website in this Prospectus is an inactive textual reference only.
The Corporation has concurrently filed with the SEC the Registration Statement with respect to the Securities offered pursuant to this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance the prospective purchasers should refer to the exhibits for a more complete description of the matter involved.
The Corporation is subject to the information requirements of the U.S. Exchange Act and files reports and information with the SEC. Under the MJDS adopted by the United States and Canada, documents and other information that the Corporation files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer within the meaning of rules made under the U.S. Exchange Act, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation is not required to publish financial statements as promptly as United States companies.
The SEC maintains an Internet site at www.sec.gov that makes available reports and other information that the Corporation files or furnishes electronically with it.
Prospective purchasers should rely only on information contained or incorporated by reference in this Prospectus, any applicable Prospectus Supplement and any “free writing prospectus” (within the meaning of U.S. securities laws). The Corporation has not authorized anyone to provide prospective purchasers with different information. The Corporation is not making an offer of the Securities in any jurisdiction where the offer is not permitted. Prospective purchasers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any applicable Prospectus Supplement and any “free writing prospectus” (within the meaning of U.S. securities laws) and the documents incorporated herein and therein by reference are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.

PROFOUND MEDICAL CORP.
Profound is an early commercial-stage medical device company focused on the development and marketing of customizable, incision-free therapeutic systems for the image guided ablation of diseased tissue using its platform technologies and leveraging the healthcare system’s existing imaging infrastructure. The Corporation’s leading product (the “TULSA-PRO System”) combines real-time MRI, robotically-driven transurethral sweeping-action thermal ultrasound and closed-loop temperature feedback control for the ablation of prostate tissue and is comprised of two categories of components: one-time-use devices and the capital equipment used in conjunction with a customer’s MRI scanner.
The TULSA-PRO system, which in August 2019 received FDA clearance as a Class II device in the United States for thermal ablation of prescribed prostate tissue, benign and malignant, using transurethral ultrasound ablation (“TULSA”) based on the Corporation’s TULSA-PRO whole gland ablation clinical trial (“TACT”), and is also CE marked in the European Union (“EU”) for ablation of targeted prostate tissue (benign or malignant).
Profound believes that, based on its TACT clinical data and additional studies conducted in the EU, physicians may elect to use TULSA-PRO to ablate benign or malignant prostate tissue in patients with a variety of prostate diseases. Prostate diseases include prostate cancer and benign prostatic hyperplasia.
Profound initiated the commercial launch of its lead product, the TULSA-PRO System in the United States in Q4 2019, treating the first patient in a non-trial setting in January 2020. In addition, Profound continues to support additional clinical trials in the United States and abroad to further increase the body of clinical evidence that may be needed particularly for reimbursement and coverage of its technologies by private and government healthcare providers. The Corporation continues to expand the compatibility of its TULSA-PRO System with additional MRI brands to broaden its ability to utilize the global MRI installed base and seek regulatory approvals of its products in additional international jurisdictions.
Profound’s second product, the Sonalleve system, is CE marked in the EU for the treatment of uterine fibroids and palliative pain relief associated with metastases in bone and has also been approved by the National Medical Products Association, the regulatory body in China, for non-invasive treatment of uterine fibroids. In late 2020, Sonalleve received Humanitarian Device Exemption (HDE) approval from the FDA for the treatment of Osteoid Osteoma in the United States. The Sonalleve system is only compatible with certain Philips MRI’s.
Profound deploys a recurring revenue business model in the United States to market TULSA-PRO, charging a one-time bundled payment per patient that includes the supply of its one-time-use devices, use of the system, as well as the Corporation’s customer and technological support (“Genius”) services that support each TULSA center with clinical and patient recruitment. The Sonalleve product is marketed primarily outside North America in European and Asian countries, deploying a capital sales model. Outside of North America, Profound generates most of its revenues from its system sales in Europe and Asia, where the Corporation deploys a more traditional hybrid business model, charging for the system separately as a capital sale and an additional per patient charge for the one-time-use devices and associated Genius services.

CONSOLIDATED CAPITALIZATION
The following table sets forth the unaudited consolidated capitalization of the Corporation as at March 23, 2022. This table should be read in conjunction with the Annual Financial Statements and Annual MD&A incorporated by reference in this Prospectus.
Designation of Security	As at March 23, 2022
Share Capital
Common Shares	$219,586,899 (20,779,571)
2018 Warrants	$3,094,111 (1) (692,812)
CIBC Warrants	$111,000(2) (32,171)
Options(3)	2,083,846
RSUs(4)	232,317

Notes:
(1)
The fair value of the common share purchase warrants issued pursuant to the public offering of units of the Corporation that closed on March 20, 2018 (the “2018 Warrants”) has been calculated as at March 20, 2018, using the Black-Scholes option pricing model using 71% volatility, an expected life of 5 years, 2.0% risk-free interest rate, no dividend yield, a share price of C$1.06 and an exercise price of C$14.00. As a result of the consolidation of the Common Shares on the basis of one post-consolidation Common Share for every ten pre-consolidation Common Shares (the “Consolidation”), holders will receive 0.10 of a Warrant Share for each 2018 Warrant exercised and therefore, ten 2018 Warrants are required to be exercised, at an exercise price of C$14.00 per Warrant Share, in order to obtain one Warrant Share.

(2)
The fair value of the common share purchase warrants issued pursuant to a loan agreement dated July 30, 2018 (the “CIBC Warrants”) has been calculated using the Black-Scholes option pricing model using 61% volatility, an expected life of 1.4 years, 1.49% risk-free interest rate, no dividend yield, a share price of C$11.92 and an exercise price of C$9.70. As a result of the Consolidation, holders will receive 0.10 of a Warrant Share for each CIBC Warrant exercised and therefore, ten CIBC Warrants are required to be exercised, at an exercise price of C$9.70 per Warrant Share, in order to obtain one Warrant Share.

(3)
Options (“Options”) are granted pursuant to the Amended and Restated Share Option Plan of the Corporation, as it may be amended from time to time.

(4)
Restricted share units (“RSUs”) are granted pursuant to the Restricted Share Unit Plan of the Corporation, as it may be amended from time to time.

USE OF PROCEEDS
The use of the net proceeds from the sale of Securities will be described in a Prospectus Supplement relating to the specific issuance of such Securities.
SELLING SECURITYHOLDERS
This Prospectus may also, from time to time, relate to the offering of the Common Shares by way of a secondary offering (each, a “Secondary Offering”) by one or more Selling Shareholders. The terms under which Common Shares may be offered by Selling Shareholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any Secondary Offering will include, without limitation, where applicable: (i) the names of the Selling Shareholders; (ii) the number and type of Common Shares owned, controlled or directed by each Selling Shareholder; (iii) the number of Common Shares being distributed for the accounts of each Selling Shareholder; (iv) the number of Common Shares to be owned, controlled or directed by each Selling Shareholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Common Share; (v) whether the Common Shares are owned by the Selling Shareholders, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Shareholder purchased any of the Common Shares held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the date or dates the Selling Shareholder acquired the Common Shares; (vii) if a Selling Shareholder acquired the Common Shares held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Shareholder in the aggregate and on a per Common Share basis; and (viii) the Prospectus Supplement will contain, if applicable, the disclosure required by Item 1.11 of Form 44-101F1 — Short Form Prospectus, and, if applicable, each Selling Shareholder will file a non-issuer’s submission to jurisdiction form with the corresponding Prospectus Supplement.

PLAN OF DISTRIBUTION
The Corporation may from time to time during the 25-month period that this Prospectus, including any amendments thereto, remains valid, offer for sale and issue up to an aggregate of $100,000,000 in Securities hereunder. To the extent there are any Secondary Offerings, the aggregate amount of Securities that may be offered and sold by the Corporation hereunder shall be reduced by the aggregate amount of such Secondary Offerings.
The Corporation may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Corporation in connection with the offering and sale of the Securities, the Selling Shareholder(s), if any, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price, the proceeds that the Corporation will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.
Similarly, one or more Selling Shareholders may sell Common Shares to or through underwriters or dealers purchasing as principals and may also sell the Common Shares to one or more purchasers directly, through statutory exemptions, or through agents designated from time to time. See “Selling Shareholders”.
In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.
Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.
In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Corporation or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Corporation and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.
In connection with any offering of Securities (other than an ATM distribution), except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an ATM Distribution of any of the Securities under a Prospectus Supplement, and no affiliate of any such underwriter, dealer or agent, and no person acting jointly or in concert with any such underwriter, dealer or agent, will over-allot any Securities in connection with their distribution or effect any other transaction that is intended to stabilize or maintain the market price of the Securities being distributed.
No sale of Common Shares may be effected under this Prospectus by a Selling Shareholder in an ATM Distribution.
Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Corporation, to indemnification by the Corporation against certain liabilities, including liabilities under Canadian securities legislation and the U.S. Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.
This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities.
EARNINGS COVERAGE RATIO
Earnings coverage ratios will be provided in the applicable Prospectus Supplement relating to any offering of Debt Securities having a term to maturity in excess of one year, as required by applicable Canadian securities laws.
DESCRIPTION OF SECURITIES
Description of Common Shares
Profound is authorized to issue an unlimited number of Common Shares. As at the date of this Prospectus, there were 20,779,571 Common Shares issued and outstanding. The holders of Common Shares are entitled to: (i) one vote for each Common Share held at all meetings of shareholders of Profound; (ii) the right to receive any dividend declared by Profound; and (iii) the right to receive the remaining property and assets of Profound upon dissolution. The Common Shares are listed and posted for trading on the TSX under the symbol “PRN” and on the Nasdaq under the symbol “PROF”.
Description of Warrants
The Corporation may issue Warrants. Unless the applicable Prospectus Supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between the Corporation and one or more banks or trust companies acting as Warrant agent. The applicable Prospectus Supplement will describe the terms of the Warrants. The description will include, where applicable:
•
the designation of the Warrants;

•
the aggregate number of Warrants offered;

•
the price at which the Warrants will be offered;

•
the currency or currencies in which the Warrants will be offered;

•
the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•
the number of the Common Shares that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

•
the exercise price of the Warrants;

•
whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; and

•
any other material terms or conditions of the Warrants.

Description of Debt Securities
The following description of Debt Securities sets forth certain general terms and provisions of Debt Securities that may be offered under this Prospectus and in respect of which a Prospectus Supplement may be filed. The Corporation will provide particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below may apply to that series in the Prospectus

Supplement relating to such series. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.
Debt Securities will be issued under one or more indentures (each, a “Debt Indenture”), in each case between the Corporation and an appropriately qualified financial institution authorized to carry on business as a trustee (each, a “Trustee”). The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Debt Indenture. Accordingly, reference should also be made to the applicable Debt Indenture, a copy of which will be filed by the Corporation with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR under the profile of the Corporation which can be accessed at www.sedar.com.
Debt Securities may be offered separately or in combination with one or more other Securities. The Corporation may also, from time to time, issue Debt Securities and incur additional indebtedness other than pursuant to Debt Securities issued under this Prospectus.
Debt Securities may be issued from time to time in one or more series. The Corporation may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of that series.
A Prospectus Supplement relating to a particular series of Debt Securities will describe the terms of the Debt Securities being offered including, where applicable, the following:
•
the specific designation and any limit on the aggregate principal amount of the Debt Securities;

•
the currency or currency units for which the Debt Securities may be purchased and in which the principal and any premium or interest is payable (in either case, if other than Canadian dollars);

•
the offering price (at par, at a discount or at a premium) of the Debt Securities;

•
the date(s) on which the Debt Securities will be issued and delivered;

•
the date(s) on which the Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determining such date(s);

•
the rate(s) per annum (either fixed or floating) at which the Debt Securities will bear interest (if any) and, if floating, the method of determining such rate(s);

•
the date(s) from which any interest obligation will accrue and on which interest will be payable, and the record date(s) for the payment of interest or the method of determining such date(s);

•
if applicable, the provisions for subordination of the Debt Securities to other indebtedness of the Corporation;

•
the identity of the Trustee under the applicable Debt Indenture pursuant to which the Debt Securities are to be issued;

•
any redemption terms, or terms under which the Debt Securities may be defeased prior to maturity;

•
any repayment or sinking fund provisions;

•
any events of default applicable to the Debt Securities;

•
whether the Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities, and the basis of exchange, transfer and ownership thereof;

•
any exchange or conversion terms;

•
if applicable, the ability of the Corporation to satisfy all or a portion of any redemption of the Debt Securities, payment of any premium or interest thereon, or repayment of the principal owing upon the maturity through the issuance of securities of the Corporation or of any other entity, and any restrictions on the persons to whom such securities may be issued;

•
provisions applicable to amendment of the Debt Indenture; and

•
any other material terms, conditions or other provisions (including covenants) applicable to the Debt Securities.

A Prospectus Supplement may include specific variable terms pertaining to the Debt Securities that are not within the alternatives and parameters described in this Prospectus.
Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be direct unsecured obligations of the Corporation. The Debt Securities will be senior or subordinated indebtedness of the Corporation as described in the applicable Prospectus Supplement. If the Debt Securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Corporation from time to time issued and outstanding which is not subordinated. If the Debt Securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Corporation as described in the applicable Prospectus Supplement, and they will rank equally and rateably with other subordinated indebtedness of the Corporation from time to time issued and outstanding as described in the applicable Prospectus Supplement. The Corporation reserves the right to specify in a Prospectus Supplement whether a particular series of subordinated Debt Securities is subordinated to any other series of subordinated Debt Securities.
Description of Subscription Receipts
Subscription Receipts may be offered separately or together with Securities. The Subscription Receipts will be issued under one or more subscription receipt agreements that will be entered into by the Corporation and an escrow agent at the time of issuance of the Subscription Receipts.
A Subscription Receipt will entitle the holder thereof to receive a Common Share and/or other Securities, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Corporation or one or more of its subsidiaries. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of a transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Common Shares and/or other Securities upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon. Holders of Subscription Receipts are not shareholders of the Corporation.
The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. The description will include, where applicable:
•
the number of Subscription Receipts offered;

•
the price at which the Subscription Receipts will be offered;

•
the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares and/or other Securities;

•
the number of Common Shares and/or other Securities that may be obtained upon exercise of each Subscription Receipt;

•
the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such Security;

•
the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon;

•
the material income tax consequences of owning, holding and disposing of the Subscription Receipts; and

•
any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on a stock exchange.

Description of Units
The Corporation may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. A unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable Prospectus Supplement will describe the terms of the Units. The description will include, where applicable:
•
the designation of the Units and of the Securities comprising the Units;

•
the aggregated number of Units offered;

•
the price at which the Units will be offered;

•
the currency or currencies in which the Units will be offered;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•
whether the Units and the securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; and

•
any other material terms or conditions of the Units.

TRADING PRICE AND VOLUME
The Common Shares are listed for trading under the symbol “PRN” on the TSX. The following table sets forth the price range and trading volumes of the Common Shares as reported by the TSX for the periods indicated:
Period	High ($)	Low ($)	Volume
2021
March	30.08	23.81	867,138
April	26.25	22.01	744,187
May	25.00	19.25	548,042
June	23.67	19.57	285,352
July	22.75	17.70	333,519
August	22.63	16.79	709,399
September	20.61	17.06	758,801
October	19.13	15.94	906,073
November	17.25	13.57	1,295,819
December	15.50	12.96	1,237,740
2022
January	14.71	11.59	1,161,050
February	13.64	11.26	1,031,851
March 1 to March 21	13.80	9.77	1,046,119

PRIOR SALES
The following tables set forth the details regarding all issuances of Common Shares and securities convertible into Common Shares for the 12-month period prior to the date of this Prospectus:
Number of Common Shares Issued	Issue Price	Transaction
41,885	C$14.00	Exercise of Warrants
362,975	C$15.50	Exercise of Warrants
2,354	C$ 8.50	Exercise of Options
33,353	C$ 9.20	Exercise of Options
31,644	C$ 9.30	Exercise of Options
4,135	C$11.23	Exercise of Options
222	C$11.99	Exercise of Options
2,500	C$17.44	Exercise of Options
8,300	C$ 2.40	Exercise of Options
1,234	C$21.42	Vesting of RSUs
1,666	C$14.95	Vesting of RSUs
Number and Type of Convertible Securities Issued	Exercise/Deemed Price		Issue Date
209,000 RSUs	C$	22.61	May 21, 2021
555,464 Options	C$	22.08	May 21, 2021
2,500 RSUs	C$	23.16	June 17, 2021
1,000 Options	C$	23.14	June 17, 2021
24,500 Options	C$	14.96	November 15, 2021
30,000 RSUs	C$	15.01	December 30, 2021
105,071 Options	C$	14.90	December 30, 2021
3,300 Options	C$	2.40	March 16, 2021
CERTAIN INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement will describe certain material Canadian federal income tax consequences to an investor of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable Prospectus Supplement may also describe certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of any Securities offered thereunder by an investor who is a United States person.
RISK FACTORS
Before deciding to invest in any Securities, prospective purchasers in the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities. An investment in the Securities offered hereunder is speculative and involves a high degree of risk. Information regarding the risks affecting the Corporation and its business is provided in the documents incorporated by reference in this Prospectus. Additional risks and uncertainties not known to the Corporation or that management currently deems immaterial may also impair the Corporation’s business, financial condition, results of operations or prospects. See “Documents Incorporated by Reference”.
EXEMPTION
Pursuant to a decision of the Autorités des marchés financiers dated March 2, 2022, the Corporation has obtained an exemption from the requirement to translate into French the preliminary short form base shelf prospectus, this Prospectus to be filed in connection therewith and any Prospectus Supplement to be filed in connection with an ATM Distribution (including any documents incorporated by reference therein). The exemption is subject to the condition that the Corporation files a French version of this Prospectus and any Prospectus Supplement (other than a Prospectus Supplement with respect to an ATM Distribution) before it proceeds to any distribution of securities in Québec other than an ATM Distribution.
LEGAL MATTERS
There are no legal proceedings that the Corporation is or was a party to, or that any of its property is or was a subject of, that were or are material to the Corporation, nor are any such legal proceedings known to the Corporation to be contemplated which could be deemed material to the Corporation.
To the knowledge of management of the Corporation, there have not been any penalties or sanctions imposed against the Corporation by a court relating to securities legislation or by a securities regulatory authority, nor have there been any other penalties or sanctions imposed by a court or regulatory body against the Corporation that would likely be considered important to a reasonable investor in making an investment decision, and the Corporation has not entered into any settlement agreement before a court relating to securities legislation or with a securities regulatory authority.
INTEREST OF EXPERTS
Certain legal matters relating to the offering of the Securities hereunder will be passed upon by Torys LLP on behalf of the Corporation. As at the date hereof, the partners and associates of Torys LLP and its designated professionals, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding Common Shares.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The Corporation’s independent registered public accounting firm is PricewaterhouseCoopers LLP, Licensed Public Accountants, who issued a Report of Independent Registered Public Accounting Firm dated March 3, 2022 in respect of the Corporation’s consolidated financial statements as at December 31, 2021 and 2020 and for the years then ended. PricewaterhouseCoopers LLP has advised that they are independent with respect to the Corporation within the meaning of the Chartered Professional Accountants of Ontario Code of Professional Conduct and the Rules of the SEC and the requirements of PCAOB Rule 3520, Auditor Independence.
TSX Trust Company is the registrar and transfer agent for the Common Shares, at its principal office in Toronto, Ontario.
ENFORCEABILITY OF CIVIL LIABILITIES
The Corporation is governed by the laws of Ontario and its principal place of business is outside the United States. The majority of the directors and officers of the Corporation and the experts named herein are resident outside of the United States and a substantial portion of the Corporation’s assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States purchasers to effect service of process within the United States on the Corporation, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Purchasers should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Corporation or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws.
The Corporation filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Profound Medical (U.S.) Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of Securities under the Registration Statement.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS
INDEMNIFICATION OF DIRECTORS OR OFFICERS.
Section 136 of the Business Corporations Act (Ontario) as amended, provides, in part, as follows:
Indemnification
(1)
A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of Costs
(2)
A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3).

Limitation
(3)
A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request.

Same
(4)
In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Derivative Actions
(4.1)
A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity
(4.2)
Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

(a)   was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and
(b)   fulfils the conditions set out in subsections (3) and (4).
Nothing in the articles of incorporation, by-laws or resolutions of the Registrant limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to Section 136 of the Business Corporations Act (Ontario)

The Registrant maintains a policy of directors’ and officers’ liability insurance which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS
The following exhibits have been filed as part of this Registration Statement:
EXHIBIT NUMBER	DESCRIPTION
4.1*
The annual information form of the Registrant for the year ended December 31, 2021 dated March 3, 2022 (incorporated by reference to Exhibit 99.1 to the Annual Report on Form 40-F, filed on March 3, 2022).

4.2*
The audited consolidated financial statements of the Registrant as at December 31, 2021 and 2020 and for the years then ended and the related notes and the Report of Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 99.3 to the Annual Report on Form 40-F, filed on March 3, 2022).

4.3*
The management’s discussion and analysis of financial condition and results of operations of the Registrant for the financial years ended December 31, 2021 and December 31, 2020 (incorporated by reference to Exhibit 99.2 to the Annual Report on Form 40-F, filed on March 3, 2022).

4.4*
The management information circular of the Registrant dated April 9, 2021 in connection with the Registrant’s annual meeting of shareholders held on May 19, 2021 (incorporated by reference to Exhibit 99.1 to the Form 6-K, filed on April 22, 2021).

5.1	Consent of PricewaterhouseCoopers LLP.
5.2*	Consent of Torys LLP.
6.1*	Powers of Attorney (included on the signature pages of the original filing of this Registration Statement on March 3, 2022).
7.1*	Form of Indenture
107*	Filing Fee Table

*
Previously filed

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
ITEM 1.   UNDERTAKING.
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
ITEM 2.   CONSENT TO SERVICE OF PROCESS.
On March 3, 2022, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.
Any change to the name or address of the agent for service of the Registrant (and, if applicable, any non-U.S. person acting as trustee with respect to the debt securities registered hereunder) shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.
III-1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Country of Canada, on March 23, 2022.
PROFOUND MEDICAL CORP.
By:	/s/ Rashed Dewan
Name: Rashed Dewan Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the following capacities on March 23, 2022.
Name and Signature	Title
* Arun Menawat	Chief Executive Officer and Chairman (Principal Executive Officer)
* Rashed Dewan	Chief Financial Officer (Principal Financial and Accounting Officer)
* Jean-François Pariseau	Director
* Kenneth Galbraith	Director
* Arthur Rosenthal	Director
* Brian Ellacott	Director
* Cynthia Lavoie	Director
* Murielle Lortie	Director
*By: /s/ Rashed Dewan Name: Rashed Dewan Title: Attorney-in-Fact

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No.1 to this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on March 23, 2022.
PROFOUND MEDICAL (U.S.) INC.
By:	/s/ Arun Menawat Name: Arun Menawat Title: Chief Executive Officer